Exhibit 99.2

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL UPDATES FINANCIAL GUIDANCE FOR NEW REPORTING SEGMENTS, PORTFOLIO ENHANCEMENTS, AND SEGMENT OUTLOOKS

•	Updated Guidance Reflects Two New Reporting Segments, Completion Of Several Portfolio Enhancements, And Adoption Of Stock Compensation Accounting Standard

•	3Q16 EPS Guidance Now ~$1.60, Or ~$1.67 Excluding $0.07 Deployed To Restructuring; Sales Up ~2% Due To Acquisitions, Core Organic Sales Down ~(3)%*

•	Announces Possible Fourth-Quarter Debt Refinancing

•	Initiates Fourth-Quarter EPS Guidance Up 10%-13% (Ex-Pension MTM)(1)

•	Updates Full-Year EPS Guidance (Ex-Pension MTM)(1) To $6.60-$6.64, Up 8%-9%

MORRIS PLAINS, N.J., October 6, 2016 -- Honeywell (NYSE: HON) today announced it has updated its previous guidance for the third quarter of 2016 to reflect the separation of the former Automation and Control Solutions reporting segment into two new reporting segments; the acquisition of Intelligrated, which closed on August 29, 2016; the sale of the Honeywell Technology Solutions (HTSI) government services business, which closed on September 16, 2016; the spin-off of Resins and Chemicals as AdvanSix Inc., which became effective on October 1, 2016; and lower outlooks in certain business segments.

The company also announced it has elected to adopt the Financial Accounting Standards Board’s (FASB) Accounting Standards Update 2016-09 for stock compensation in the third quarter, which is in advance of the mandatory 2017 effective date. As a result of the early adoption, the company is required to report the impacts as though the accounting standard update had been adopted on January 1, 2016. Accordingly, the first- and second-quarter results have been recast to reflect a $0.03 and $0.04 tax benefit, respectively. Benefits from the accounting change and sale of HTSI will be deployed to fund restructuring and other charges in the third quarter.

Third-quarter EPS is now expected to be approximately $1.60. Excluding restructuring associated with the $0.07 of first-half benefits related to stock compensation adoption, third-quarter EPS is expected to be approximately $1.67, in-line with the prior guidance range. This guidance also reflects the impact of lower shipments to Business and General Aviation OEMs, continued program delays and completions in the

(1) Excludes Impact From Contemplated Q4 Debt Refinancing

* Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth. A reconciliation of core organic sales growth to reported sales growth is provided in the attached financial tables.

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Q3’16 Update - 2

domestic and international businesses within Defense & Space, and lower volumes in Productivity Solutions (part of Safety and Productivity Solutions).

In addition, the company initiated fourth-quarter EPS guidance of $1.74-$1.78, up 10-13 percent year-over year, which excludes any pension mark-to-market (MTM) adjustment and the impact of a potential fourth-quarter debt refinancing that would lower interest expense in 2017 and beyond, but result in a fourth-quarter pre-tax charge of approximately $140 million. The refinancing transaction is dependent on continued favorable interest rate and credit market conditions. Full-year EPS guidance, excluding those same items, is updated to $6.60-6.64, up 8-9 percent year-over-year. Core organic sales* are now expected to be down 1-2 percent for the full year.

The company now expects the following for the third quarter and fourth quarter 2016:

3Q 2016 Guidance

	Prior Guidance	Revised Guidance	Change vs. 2015
Sales	$10.0 - $10.2B	~$9.8B	2%
Core Organic Growth	Flat - 1%	~(3%)
Segment Margin	18.7% - 18.9%	17.3% - 17.5%	(180) - (200) bps(1)

Earnings Per Share	$1.67 - $1.72	~$1.60	Flat
EPS Ex-$0.07 From 1H Accounting Change Deployed To 3Q Restructuring		~$1.67

4Q 2016 Guidance

Complete 4Q 2016 guidance will be provided with Honeywell’s third-quarter earnings release on October 21, 2016

	Guidance	Change vs. 2015
Sales	$10.1 - $10.3B	1% - 3%

Earnings Per Share (Ex-Pension MTM)(2)	$1.74 - $1.78	10% - 13%

(1) Segment Margin Down (80) - (100) bps ex-M&A And Recognition of Aerospace OEM Incentives Associated With 3Q Deployment

(2) Excludes Impact From Contemplated Q4 Debt Refinancing

Honeywell will discuss its new reporting segments, portfolio enhancements, adoption of stock compensation accounting standard, contemplated fourth-quarter debt refinancing, and updated outlook during an investor conference call on October 7, 2016, starting at 8 a.m. EDT. To participate, please dial (866) 564-7439 (domestic) or (719) 325-4756 (international) approximately ten minutes before the 8 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s update call or provide the conference code HON3QUPDATE. The live webcast of the investor call, as well as related presentation materials, will be available through the Investor Relations section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 11 a.m. EDT, October 7, until 11 a.m. EDT, October 14, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 1859067.

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Q3’16 Update - 3

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission. Information on our third-quarter financial performance contained in this report is preliminary pending the issuance of our Form 10-Q for the period ending September 30, 2016.

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Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and

Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

Three Months Ended September 30,
2015
Segment Profit	$1,852
Stock compensation expense (A)	(41)
Repositioning and other (A, B)	(142)
Pension ongoing income (A)	96
Other postretirement expense (A)	(10)
Operating Income	$1,755
Segment Profit	$1,852
÷ Sales	$9,611
Segment Profit Margin %	19.3%
Operating Income	$1,755
÷ Sales	$9,611
Operating Income Margin %	18.3%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market and Debt Refinancing Expenses (Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2015 (1)	2015 (2)
Earnings per share of common stock - assuming dilution	$1.53	$6.04
Pension mark-to-market expense	0.05	0.06
Debt refinancing expense	-	-	8
Earnings per share of common stock - assuming dilution,excluding pension mark-to-market and debt refinancing expenses	$1.58	$6.10

(1) Utilizes weighted average shares of 780.8 million. Mark-to-market uses a blended tax rate of 36.1%.

(2) Utilizes weighted average shares of 789.3 million. Mark-to-market uses a blended tax rate of 36.1%.

We believe EPS, excluding pension mark-to-market and debt refinancing expenses, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.